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                                                                  EXHIBIT 10(bb)

                                                                  CONFORMED COPY



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                                 $1,800,000,000

                            364-DAY CREDIT AGREEMENT

                                      among

                                  VIACOM INC.,

                           VIACOM INTERNATIONAL INC.,

                    THE SUBSIDIARY BORROWERS PARTIES HERETO,

                            THE LENDERS NAMED HEREIN,


                              JP MORGAN CHASE BANK,
                            as Administrative Agent,

                           SALOMON SMITH BARNEY INC.,
                            as Syndication Agent, and

                 FLEET NATIONAL BANK and BANK OF AMERICA, N.A.,
                           as Co-Documentation Agents

                            Dated as of March 5, 2002


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                            JPMORGAN SECURITIES INC.

                                       and

                           SALOMON SMITH BARNEY INC.,
                             as Joint Lead Arrangers

                            JPMORGAN SECURITIES INC.,
                               as Sole Bookrunner


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     DEFINITIONS.....................................................1

     SECTION 1.1.  DEFINED TERMS..............................................1

     SECTION 1.2.  TERMS GENERALLY...........................................14

ARTICLE II    THE CREDITS....................................................16

     SECTION 2.1.  COMMITMENTS...............................................16

     SECTION 2.2.  LOANS.....................................................16

     SECTION 2.3.  REVOLVING CREDIT BORROWING PROCEDURE......................16

     SECTION 2.4.  REPAYMENT OF LOANS........................................16

     SECTION 2.5.  CONVERSION AND CONTINUATION OPTIONS.......................17

     SECTION 2.6.  FEES......................................................17

     SECTION 2.7.  INTEREST ON LOANS; EURODOLLAR TRANCHES; ETC...............18

     SECTION 2.8.  DEFAULT INTEREST..........................................19

     SECTION 2.9.  ALTERNATE RATE OF INTEREST................................19

     SECTION 2.10. TERMINATION, REDUCTION AND INCREASE OF COMMITMENTS........19

     SECTION 2.11. OPTIONAL PREPAYMENTS OF LOANS.............................21

     SECTION 2.12. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.............21

     SECTION 2.13. INDEMNITY.................................................23

     SECTION 2.14. PRO RATA TREATMENT; FUNDING MATTERS; EVIDENCE OF DEBT.....23

     SECTION 2.15. SHARING OF SETOFFS........................................25

     SECTION 2.16. PAYMENTS..................................................25

     SECTION 2.17. TAXES.....................................................26

     SECTION 2.18. TERMINATION OR ASSIGNMENT OF COMMITMENTS
                   UNDER CERTAIN CIRCUMSTANCES...............................28


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ARTICLE III   REPRESENTATIONS AND WARRANTIES.................................29

     SECTION 3.1.  CORPORATE EXISTENCE.......................................29

     SECTION 3.2.  FINANCIAL CONDITION.......................................29

     SECTION 3.3.  LITIGATION................................................29

     SECTION 3.4.  NO BREACH, ETC............................................30

     SECTION 3.5.  CORPORATE ACTION..........................................30

     SECTION 3.6.  APPROVALS.................................................30

     SECTION 3.7.  ERISA.....................................................30

     SECTION 3.8.  TAXES.....................................................30

     SECTION 3.9.  INVESTMENT COMPANY ACT....................................31

     SECTION 3.10. ENVIRONMENTAL.............................................31

     SECTION 3.11. MATERIAL SUBSIDIARIES.....................................31

ARTICLE IV    CONDITIONS OF EFFECTIVENESS AND LENDING........................31

     SECTION 4.1.  EFFECTIVENESS.............................................31

     SECTION 4.2.  INITIAL LOANS TO SUBSIDIARY BORROWERS.....................31

     SECTION 4.3.  ALL CREDIT EVENTS.........................................32

ARTICLE V     COVENANTS......................................................32

     SECTION 5.1.  FINANCIAL STATEMENTS......................................32

     SECTION 5.2.  CORPORATE EXISTENCE, ETC..................................35

     SECTION 5.3.  INSURANCE.................................................35

     SECTION 5.4.  PROHIBITION OF FUNDAMENTAL CHANGES........................35

     SECTION 5.5.  LIMITATION ON LIENS.......................................36

     SECTION 5.6.  LIMITATION ON SUBSIDIARY INDEBTEDNESS.....................37

     SECTION 5.7.  CONSOLIDATED COVERAGE RATIO...............................38

     SECTION 5.8.  USE OF PROCEEDS...........................................38

     SECTION 5.9.  TRANSACTIONS WITH AFFILIATES..............................38


                                       ii
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ARTICLE VI    EVENTS OF DEFAULT..............................................38

ARTICLE VII   THE AGENTS.....................................................41

ARTICLE VIII  GUARANTEES.....................................................43

     SECTION 8.1.  VIACOM GUARANTEE..........................................43

     SECTION 8.2.  VIACOM INTERNATIONAL GUARANTEE............................45

ARTICLE IX    MISCELLANEOUS..................................................48

     SECTION 9.1.  NOTICES...................................................48

     SECTION 9.2.  SURVIVAL OF AGREEMENT.....................................49

     SECTION 9.3.  BINDING EFFECT............................................49

     SECTION 9.4.  SUCCESSORS AND ASSIGNS....................................49

     SECTION 9.5.  EXPENSES; INDEMNITY.......................................53

     SECTION 9.6.  RIGHT OF SETOFF...........................................54

     SECTION 9.7.  APPLICABLE LAW............................................54

     SECTION 9.8.  WAIVERS; AMENDMENT........................................54

     SECTION 9.9.  ENTIRE AGREEMENT..........................................55

     SECTION 9.10. WAIVER OF JURY TRIAL......................................55

     SECTION 9.11. SEVERABILITY..............................................55

     SECTION 9.12. COUNTERPARTS..............................................55

     SECTION 9.13. HEADINGS..................................................55

     SECTION 9.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS...............55

     SECTION 9.15. CONFIDENTIALITY...........................................56

     SECTION 9.16. WAIVER OF NOTICE OF TERMINATION PERIOD....................57

     SECTION 9.17. CONSENT TO AMENDMENT OF FIVE-YEAR CREDIT AGREEMENT........57


                                      iii
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ANNEXES
Annex I           Pricing Grid

EXHIBITS
Exhibit A         Administrative Questionnaire
Exhibit B-1       Form of Revolving Credit Borrowing Request
Exhibit B-2       Form of Subsidiary Borrower Designation
Exhibit B-3       Form of Subsidiary Borrower Request
Exhibit C         Form of Assignment and Acceptance
Exhibit D         Form of Confidentiality Agreement
Exhibit E         Form of Closing Certificate
Exhibit F         Form of New Lender Supplement
Exhibit G         Form of Commitment Increase Letter
Exhibit H         Form of Amendment No. 1 to Five-Year Credit Agreement

SCHEDULES
Schedule 1.1         Commitments; Addresses for Notices
Schedule 1.1(a)      Guarantees
Schedule 5.6         Subsidiary Indebtedness


                                       iv
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                  364-DAY CREDIT AGREEMENT entered into as of March 5, 2002, among VIACOM INC., a Delaware corporation ("VIACOM"), each Subsidiary Borrower (as herein defined); VIACOM INTERNATIONAL INC., a Delaware corporation ("VIACOM INTERNATIONAL"); the lenders whose names appear on Schedule 1.1 hereto or who subsequently become parties hereto as provided herein (the "LENDERS"); JPMORGAN CHASE BANK, a New York banking corporation ("JPMORGAN CHASE"), as administrative agent for the Lenders; SALOMON SMITH BARNEY INC., a New York corporation, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT"); and FLEET NATIONAL BANK, a national banking corporation, and BANK OF AMERICA, N.A., a national banking corporation, as co-documentation agents for the Lenders (in such capacity, the "CO-DOCUMENTATION AGENTS").

                              W I T N E S S E T H :

                  WHEREAS, Viacom has requested that the Lenders provide extensions of credit to it and to certain Subsidiary Borrowers to be used for general corporate purposes (including, without limitation, acquisitions and commercial paper backup), which extensions of credit shall enable the Borrowers (as herein defined) to borrow loans in an aggregate amount not to exceed $1.8 billion (except as increased or reduced pursuant to Section 2.10) on a revolving credit basis on and after the Closing Date (as herein defined) and prior to the Revolving Credit Maturity Date (as herein defined); and

                  WHEREAS, the Lenders are willing to extend credit to the Borrowers on the terms and subject to the conditions herein set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ADMINISTRATIVE AGENT" shall mean JPMorgan Chase, together with its affiliates, as an arranger of the Commitments and as the administrative agent for the Lenders under this Agreement, and any successor thereto pursuant to Article VII.

                  "ADMINISTRATIVE AGENT FEE LETTER" shall mean the Fee Letter with respect to this Agreement between Viacom and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.
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                                                                               2



                  "ADMINISTRATIVE AGENT'S FEES" shall have the meaning assigned to such term in Section 2.6(b).

                  "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Exhibit A hereto.

                  "AFFILIATE" shall mean, as to Viacom, any Person which directly or indirectly controls, is under common control with or is controlled by Viacom. As used in this definition, "CONTROL" (including, with correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); PROVIDED that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of Viacom solely by reason of his or her being an officer, director or employee of Viacom or any of its Subsidiaries and (b) Viacom and Viacom International and their Subsidiaries shall not be deemed to be Affiliates of each other, unless expressly stated to the contrary.

                  "AGENTS" shall mean the collective reference to the Administrative Agent, the Co-Documentation Agents, the Joint Lead Arrangers, the Sole Bookrunner and the Syndication Agent.

                  "AGREEMENT" shall mean this 364-Day Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Lender serving as the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the

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                                                                               3



Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "AMENDED AND RESTATED INFINITY CREDIT AGREEMENT" shall mean the $1,450,000,000 Amended and Restated Five-Year Credit Agreement, dated as of May 3, 2000, as amended and restated as of March 7, 2001, among Viacom, Viacom International, the subsidiary borrowers parties thereto, the lenders named therein, JP Morgan Chase Bank (as successor to The Chase Manhattan Bank), as administrative agent, Fleet National Bank and Bank of America, N.A., as co-syndication agents, and Bank of New York, as documentation agent.

                  "APPLICABLE EURODOLLAR MARGIN" shall mean the "Applicable Eurodollar Margin" determined in accordance with the Pricing Grid set forth in Annex I hereto.

                  "APPLICABLE FACILITY FEE RATE" shall mean the "Applicable Facility Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto.

                  "APPLICABLE UTILIZATION FEE RATE" shall mean the "Applicable Utilization Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

                  "BLOCKBUSTER EVENT" means the sale or deconsolidation of Blockbuster Inc. from Viacom, which sale or deconsolidation shall be substantially non-recourse to Viacom and Viacom International.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "BONDS" shall have the meaning assigned to such term in
Section 8.2(g).

                  "BORROWER" shall mean, as applicable, Viacom or the relevant Subsidiary Borrower.

                  "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property (other than satellite transponders), or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.


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                                                                               4


                  "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "CLOSING CERTIFICATE" shall mean a certificate, substantially in the form of Exhibit E.

                  "CLOSING DATE" shall mean March 5, 2002.

                  "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                   "CO-DOCUMENTATION AGENTS" shall have the meaning assigned to such term in the preamble hereto.

                  "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Loans pursuant to Section 2.1, as set forth on
Schedule 1.1, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.10 or changed pursuant to
Section 9.4.

                  "COMMITMENT INCREASE DATE" shall have the meaning assigned to such term in Section 2.10(e).

                  "COMMITMENT INCREASE LETTER" shall have the meaning assigned to such term in Section 2.10(e) and shall be substantially in the form of Exhibit G.

                  "COMMITMENT UTILIZATION PERCENTAGE" shall mean on any day the percentage equivalent to a fraction (a) the numerator of which is the sum of (i) the aggregate outstanding principal amount of Loans hereunder PLUS (ii) the Five-Year Facility Exposure, and (b) the denominator of which is the sum of (i) the Total Commitment (or, on any day after termination of the Commitments, the Total Commitment in effect immediately preceding such termination) PLUS (ii) the Five-Year Facility Total Commitment.

                  "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, as amended.

                  "COMPLIANCE CERTIFICATE" shall have the meaning assigned to such term in Section 5.1.

                  "CONFIDENTIAL INFORMATION" shall have the meaning assigned to such term in Section 9.15(a).

                  "CONFIDENTIALITY AGREEMENT" shall mean a confidentiality agreement substantially in the form of Exhibit D, with such changes as Viacom may approve.

                  "CONSOLIDATED COVERAGE RATIO" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.


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                                                                               5


                  "CONSOLIDATED EBITDA" shall mean, with respect to Viacom and its Consolidated Subsidiaries for any period, operating profit (loss) (excluding that related to Discontinued Operations), plus other income (loss), plus interest income, plus depreciation and amortization (excluding amortization related to programming rights, prepublication costs and videocassettes), excluding (a) gains (losses) on sales of assets (except (I) gains (losses) on sales of inventory sold in the ordinary course of business and (II) gains (losses) on sales of other assets if such gains (losses) are less than $10,000,000 individually and less than $50,000,000 in the aggregate during such period), (b) other non-cash items (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation and environmental reserves and losses on the Disposition of businesses and (iii) pension settlement charges), and (c) nonrecurring expenses incurred during such period in connection with the merger of CBS and Viacom pursuant to the Agreement and Plan of Merger entered into by CBS, Viacom and Viacom/CBS LLC dated as of September 6, 1999, as amended, amended and restated, supplemented and otherwise modified from time to time, minus cash payments made during such period in respect of non-cash charges taken during any previous period (excluding cash payments in respect of non-cash charges taken prior to December 31, 1999).

                  "CONSOLIDATED INTEREST EXPENSE" shall mean for any period the gross cash interest expense of Viacom and its Consolidated Subsidiaries on Indebtedness for such period plus cash dividends paid on preferred stock to persons other than Viacom and its Wholly Owned Subsidiaries for such period, but excluding the gross cash interest expense of the Discontinued Operations for such period.

                  "CONSOLIDATED SUBSIDIARY" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be consolidated with the financial statements of such Person in accordance with GAAP.

                  "CONSOLIDATED TANGIBLE ASSETS" shall mean at any date the assets of Viacom and its Subsidiaries determined on such date on a consolidated basis, LESS goodwill and other intangible assets.

                  "CREDIT EVENT" shall mean the making of any Loan. It is understood that conversions and continuations pursuant to Section 2.5 do not constitute "Credit Events".

                  "DEBT RATING" shall mean the rating applicable to Viacom's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money, as assigned by either Rating Agency.

                  "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "DISCONTINUED OPERATIONS" shall mean the operations classified as "discontinued operations" pursuant to Accounting Principles Board Opinion No. 30 as presented in the quarterly report of CBS on Form 10-Q for the quarter ended September 30, 1997 and filed with the SEC on December 14, 1997.


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                                                                               6


                  "DISPOSITION" shall mean, with respect to any Property, any sale, lease, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLARS" or "$" shall mean lawful money of the United States of America.

                  "ENVIRONMENTAL LAWS" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" shall mean, with respect to Viacom, any trade or business (whether or not incorporated) that is a member of a group of which Viacom is a member and which is treated as a single employer under Section 414 of the Code.

                  "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "EURODOLLAR RATE" shall mean, with respect to an Interest Period pertaining to any Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Screen (or otherwise on the Telerate Service), the "EURODOLLAR RATE" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which Dollar deposits approximately equal in principal amount to, in the case of a Eurodollar Tranche, the portion of such Eurodollar Tranche of the Lender serving as Administrative Agent, and for a maturity comparable to such Interest Period, are offered by the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any affiliate of such Reference
Bank) for immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "EURODOLLAR TRANCHE" shall mean the collective reference to Eurodollar Loans made by the Lenders, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).


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                                                                               7


                  "EVENT OF DEFAULT" shall have the meaning assigned to such term in Article VI; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "EXCESS UTILIZATION DAY" shall mean each day on which the Commitment Utilization Percentage exceeds 50%.

                  "EXCHANGE ACT REPORT" shall have the meaning assigned to such term in Section 3.3.

                  "EXISTING CREDIT AGREEMENT" shall mean the $2,000,000,000 364-Day Credit Agreement, dated as of March 7, 2001, among Viacom, Viacom International, the subsidiary borrowers parties thereto, the lenders named therein, JP Morgan Chase Bank (as successor to The Chase Manhattan Bank), as administrative agent, Salomon Smith Barney Inc., as syndication agent, and Fleet National Bank and Bank of America, N.A., as co-documentation agents.

                  "FACILITY FEES" shall mean all fees payable pursuant to
Section 2.6(a).

                  "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

                  "FEES" shall mean the Facility Fees, the Administrative Agent's Fees and the Utilization Fees.

                  "FINANCIAL COVENANT" shall mean the financial covenant contained in Section 5.7.

                  "FINANCIAL OFFICER" of any corporation shall mean its Chief Financial Officer, its Vice President and Treasurer or its Vice President and Chief Accounting Officer or, in each case, any comparable officer or any Person designated by any such officer.

                  "FIVE-YEAR CREDIT AGREEMENT" shall mean the Five-Year Credit Agreement, dated as of March 7, 2001, among Viacom, Viacom International, each subsidiary borrower party thereto, the lenders party thereto, JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as administrative agent, Salomon Smith Barney Inc., as syndication agent, and Fleet National Bank and Bank of America, N.A., as co-documentation agents, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "FIVE-YEAR FACILITY EXPOSURE" shall mean on any day the sum of
(i) the Total Revolving Facility Exposure (as defined in the Five-Year Credit Agreement), including the aggregate outstanding principal amount of Letters of Credit, Swingline Loans and Competitive Loans (as such terms are defined in the Five-Year Credit Agreement), PLUS (ii) the Total Canadian Facility Exposure (as defined in the Five-Year Credit Agreement), in each case under the Five-Year Credit Agreement on such day.

                  "FIVE-YEAR FACILITY TOTAL COMMITMENT" shall mean on any day the sum of the Total Revolving Commitment and the Total Canadian Commitment (as such terms are defined in the Five-Year Credit Agreement) (or, on any day after termination of the Commitments (as defined in the Five-Year Credit Agreement), the Total Revolving Commitment and the Total

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                                                                               8


Canadian Commitment in effect immediately preceding such termination), in each case under the Five-Year Credit Agreement on such day.

                  "GAAP" shall mean generally accepted accounting principles.

                  "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "GRANTING BANK" shall have to meaning specified in Section 9.4(i).

                  "GUARANTEE" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "INDEBTEDNESS" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of any Borrower, the obligations of such Borrower for borrowed money under this Agreement), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iv) all obligations of such Person as lessee under Capital Lease Obligations, (v) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, PROVIDED that Indebtedness of Viacom and its Subsidiaries shall not include (a) guarantees in existence on the date hereof of Indebtedness of Discontinued Operations and (b) guarantees of Indebtedness that are identified on Schedule 1.1(a) hereto, (vii) all obligations of such Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness; PROVIDED, HOWEVER, that in each of the foregoing clauses (i) through (vii), Indebtedness shall not include obligations (other than under this Agreement) specifically with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights.

                  "INDEMNIFIED PERSON" shall have the meaning assigned to such term in Section 9.5(b).

                  "INTEREST PAYMENT DATE" shall mean (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration been applicable to such Loan and, in addition, the date of any conversion of any Eurodollar Loan to an ABR Loan, the date of repayment or prepayment of any Eurodollar Loan and the Maturity Date; (b) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date.

                  "INTEREST PERIOD" shall mean as to any Eurodollar Loan, the period commencing on the borrowing date or conversion date of such Loan, or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 7 days (subject to the prior consent of each Lender) or 1, 2, 3 or 6 months or (subject to the prior consent of each Lender) 9 or 12 months thereafter, as the relevant Borrower may elect; PROVIDED, HOWEVER, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) notwithstanding anything to the contrary herein, no Borrower may select an Interest Period which would end after the Maturity Date. Interest shall accrue from and including that first day of an Interest Period to but excluding the last day of such Interest Period.

                  "JOINT LEAD ARRANGERS" shall mean JP Morgan Securities Inc., a New York corporation, and Salomon Smith Barney Inc., a New York corporation.

                  "JPMORGAN CHASE" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "LENDERS" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "LENDER AFFILIATE" shall mean, (a) with respect to any Lender,
(i) an affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement.

                  "LOAN" shall mean the revolving loans made by the Lenders to any Borrower pursuant to Section 2.3. Each Loan shall be a Eurodollar Loan or an ABR Loan.

                  "LOAN DOCUMENTS" shall mean this Agreement and the Administrative Agent Fee Letter.

                  "LOSSES" shall have the meaning assigned to such term in
Section 9.5(b).

                  "MATERIAL ACQUISITION" shall mean any acquisition of Property or series of related acquisitions of Property (including by way of merger) which
(a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Viacom and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash consideration consisting of notes or other debt securities and valued at fair market value in the case of other non-cash consideration) in excess of $100,000,000.

                  "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on the Property, business, results of operations or financial condition of Viacom and its Subsidiaries taken as a whole or (b) material impairment of the ability of Viacom to perform any of its obligations under this Agreement.

                  "MATERIAL DISPOSITION" shall mean any Disposition of Property or series of related Dispositions of Property which yields gross proceeds to Viacom or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $100,000,000.

                  "MATERIAL SUBSIDIARY" shall mean any "significant subsidiary" of Viacom as defined in Regulation S-X of the SEC; PROVIDED, that each Subsidiary Borrower shall in any event constitute a Material Subsidiary.

                  "MATURITY DATE" shall have the meaning assigned to such term in Section 2.4.

                  "MOODY'S" shall mean Moody's Investors Service, Inc. or any successor thereto.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by Viacom or any ERISA Affiliate of Viacom and which is covered by Title IV of ERISA.

                  "NEW LENDER" shall have the meaning assigned to such term in
Section 2.10(d).

                  "NEW LENDER SUPPLEMENT" shall mean the agreement made pursuant to Section 2.10(d) substantially in the form of Exhibit F.

                  "NON-CONSENTING LENDER" shall have the meaning assigned to such term in Section 2.18(b).

                  "NON-U.S. PERSON" shall have the meaning assigned to such term in Section 2.17(f).

                  "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "OUTSTANDING EXTENSIONS OF CREDIT" shall mean, as to any Lender at any time, an amount equal to the sum of the aggregate principal amount of all Loans made by such Lender then outstanding.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

                  "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government or any agency or political subdivision thereof.

                  "PLAN" shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of Viacom or any ERISA Affiliate.

                  "PRIME RATE" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

                  "PRO FORMA PERIOD" shall have the meaning assigned to such term in Section 1.2(c).

                  "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "RATING AGENCIES" shall mean S&P and Moody's.

                  "REFERENCE BANKS" shall mean JPMorgan Chase, Citibank N.A. and Bank of America, N.A.

                  "REGISTER" shall have the meaning assigned to such term in
Section 9.4(d).

                  "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REQUIRED LENDERS" shall mean, at any time, Lenders whose respective Total Facility Percentages aggregate more than 50%.

                  "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement (or, in the case of matters relating to ERISA, any officer responsible for the administration of the pension funds of such corporation).

                  "REVOLVING CREDIT BORROWING REQUEST" shall mean a request made pursuant to Section 2.3 in the form of Exhibit B-1.

                  "REVOLVING CREDIT MATURITY DATE" shall mean March 4, 2003.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SOLE BOOKRUNNER" shall mean JP Morgan Securities Inc., a New York corporation.

                  "SPC" shall have the meaning specified in Section 9.4(i).

                  "SUBSIDIARY" shall mean, for any Person (the "PARENT"), any corporation, partnership or other entity of which shares of Voting Capital Stock sufficient to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its Subsidiaries or by the Parent and one or more of its Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Viacom.

                  "SUBSIDIARY BORROWER" shall mean any Subsidiary of Viacom (a) which is designated as a Subsidiary Borrower by Viacom pursuant to a Subsidiary Borrower Designation, (b) which has delivered to the Administrative Agent a Subsidiary Borrower Request and (c) whose designation as a Subsidiary Borrower has not been terminated pursuant to Section 4.2. No Subsidiary of Viacom incorporated in Canada or any province or territory thereof may be a Subsidiary Borrower hereunder.

                  "SUBSIDIARY BORROWER DESIGNATION" shall mean a designation, substantially in the form of Exhibit B-2, which may be delivered by Viacom and approved by Viacom and shall be accompanied by a Subsidiary Borrower Request.

                  "SUBSIDIARY BORROWER OBLIGATIONS" shall mean, with respect to each Subsidiary Borrower, the unpaid principal of and interest on the Loans made to such Subsidiary Borrower (including, without limitation, interest accruing after the maturity of the Loans made to such Subsidiary Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Subsidiary Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations and liabilities of such Subsidiary Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement.

                  "SUBSIDIARY BORROWER REQUEST" shall mean a request, substantially in the form of Exhibit B-3, which is received by the Administrative Agent in connection with a Subsidiary Borrower Designation.

                  "SYNDICATION AGENT" shall have the meaning assigned to such term in the preamble hereto.

                  "TEST PERIOD" shall have the meaning assigned to such term in
Section 1.2(c).

                  "TOTAL COMMITMENT" shall mean at any time the aggregate amount of the Commitments in effect at such time.

                  "TOTAL FACILITY EXPOSURE" shall mean at any time the aggregate amount of the Outstanding Extensions of Credit at such time.

                  "TOTAL FACILITY PERCENTAGE" shall mean, as to any Lender at any time, the quotient (expressed as a percentage) of (a) such Lender's Commitment (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Commitments have terminated, such Lender's Outstanding Extensions of Credit) and (b) the aggregate of all Lenders' Commitments (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or (y) if the Commitments have terminated, the Total Facility Exposure)).

                  "TRANSFEREE" shall mean any assignee or participant described in Section 9.4(b) or (f).

                  "TYPE" when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "RATE" shall mean the Eurodollar Rate or the Alternate Base Rate.

                  "UTILIZATION FEE" shall have the meaning assigned to such term in Section 2.6(c).

                  "VIACOM" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "VIACOM INTERNATIONAL" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "VIACOM OBLIGATIONS" shall mean, with respect to Viacom, the unpaid principal of and interest on the Loans made to Viacom (including, without limitation, interest accruing after the maturity of the Loans made to Viacom and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Viacom, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other obligations, including its Guarantee obligations hereunder, and liabilities of Viacom to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement.

                  "VOTING CAPITAL STOCK" shall mean securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

                  "WHOLLY OWNED SUBSIDIARY" shall mean any Subsidiary of which all shares of Voting Capital Stock (other than, in the case of a corporation, directors' qualifying shares) are owned directly or indirectly by the Parent (as defined in the definition of "Subsidiary").

                  SECTION 1.2. TERMS GENERALLY. (a) The definitions in Section
1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE", "INCLUDES" and "INCLUDING" shall, except where the context otherwise requires, be deemed to be followed by the phrase "WITHOUT LIMITATION". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

                  (b) Except as otherwise expressly provided herein, all terms of an accounting nature shall be construed in accordance with GAAP in effect from time to time. The parties hereto agree, however, that in the event that any change in accounting principles from those used in the preparation of the financial statements referred to in Section 3.2 is, after March 7, 2001, occasioned by the promulgation of rules, regulations, pronouncements, opinions and statements by or required by the Financial Accounting Standards Board or Accounting Principles Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such change materially affects the calculation of any component of the Financial Covenant or any standard or term contained in this Agreement, the Administrative Agent and Viacom shall negotiate in good faith to amend such Financial Covenant, standards or terms found in this Agreement (other than in respect of financial statements to be delivered hereunder) so that, upon adoption of such changes, the criteria for evaluation of Viacom's and its Subsidiaries' financial condition shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that (i) any such amendments shall not become effective for purposes of this Agreement unless approved by the Required Lenders and (ii) if Viacom and the Required Lenders cannot agree on such an amendment, then the calculations under such Financial Covenant, standards or terms shall continue to be computed without giving effect to such change in accounting principles; PROVIDED FURTHER, HOWEVER, that the parties hereto agree that Viacom and its Subsidiaries have adopted Statement of Position 00-2, "Accounting by Producers or Distributors of Films" effective as from January 1, 2000.

                  (c) For the purposes of calculating Consolidated EBITDA and Consolidated Interest Expense for any period (a "TEST PERIOD"), (i) if at any time from the period (a "PRO FORMA PERIOD") commencing on the second day of such Test Period and ending on the date which is ten days prior to the date of delivery of the Compliance Certificate in respect of such Test Period (or, in the case of any PRO FORMA calculation made pursuant hereto in respect of a particular transaction, ending on the date such transaction is consummated after giving effect thereto), Viacom or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property which is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, and Consolidated Interest Expense for such Test Period shall be reduced by an amount equal to the Consolidated Interest Expense for such Test Period attributable to any Indebtedness of Viacom or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Viacom and its Subsidiaries in connection with such Material Disposition (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such Test Period directly attributable to the Indebtedness of such Subsidiary to the extent Viacom and its continuing Subsidiaries are no longer liable for such Indebtedness after such Disposition);
(ii) if during such Pro Forma Period Viacom or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA and Consolidated Interest Expense for such Test Period shall be calculated after giving PRO FORMA effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; and (iii) if during such Pro Forma Period any Person that subsequently became a Subsidiary or was merged with or into Viacom or any Subsidiary since the beginning of such Pro Forma Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or
(ii) above if made by Viacom or a Subsidiary during such Pro Forma Period, Consolidated EBITDA and Consolidated Interest Expense for such Test Period shall be calculated after giving PRO FORMA effect thereto as if such transaction occurred on the first day of such Test Period. For the purposes of this paragraph, whenever PRO FORMA effect is to be given to a Material Disposition or Material Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness discharged or incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a Financial Officer of Viacom. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given PRO FORMA effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Pro Forma Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months). Comparable adjustments shall be made in connection with any determination of Consolidated EBITDA.

                  (d) For purposes of the Financial Covenant, (i) the Discontinued Operations shall be disregarded and (ii) the businesses classified as Discontinued Operations shall be limited to those businesses treated as such in the financial statements of Viacom referred to in the definition of "Discontinued Operations" and the accounting treatment of Discontinued Operations shall be consistent with the accounting treatment thereof in such financial statements.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.1. COMMITMENTS. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Loans to Viacom or any Subsidiary Borrower, at any time and from time to time on and after the Closing Date and until the earlier of (a) the Business Day immediately preceding the Revolving Credit Maturity Date and (b) the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment. Each Borrower may borrow, prepay and reborrow Loans on and after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  SECTION 2.2. LOANS. (a) Each Loan shall be made to the relevant Borrower by the Lenders ratably in accordance with their respective Commitments. The Loans shall be made in minimum amounts equal to (i) in the case of Eurodollar Loans, $50,000,000 or an integral multiple of $5,000,000 in excess thereof, and (ii) in the case of ABR Loans, $25,000,000 or an integral multiple of $5,000,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Total Commitment).

                  (b) Each Lender shall make each Loan to be made by it on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time (or, in connection with an ABR Loan to be made on the same day on which a notice is submitted, 12:30 p.m., New York City time) and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the relevant Borrower with the Administrative Agent.

                  SECTION 2.3. REVOLVING CREDIT BORROWING PROCEDURE. In order to request a Loan, the relevant Borrower shall hand deliver or telecopy to the Administrative Agent a Revolving Credit Borrowing Request in the form of Exhibit B-1 (a) in the case of a Eurodollar Loan, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Loan, not later than 11:00 a.m., New York City time, on the day of a proposed borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Loan then being requested is to be a Eurodollar Loan or an ABR Loan, (ii) the date of such Loan (which shall be a Business Day) and the amount thereof; and (iii) in the case of a Eurodollar Loan, the Interest Period with respect thereto. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.3 and of each Lender's portion of the requested Loan.

                  SECTION 2.4. REPAYMENT OF LOANS. Each Borrower shall repay all outstanding Loans on the first anniversary of the Revolving Credit Maturity Date (or such earlier date on which the Loans shall be due and payable in accordance herewith) (the "MATURITY DATE"). Each Loan shall bear interest from and including the date thereof on the outstanding principal balance thereof as set forth in Section 2.7.

                  SECTION 2.5. CONVERSION AND CONTINUATION OPTIONS. (a) The relevant Borrower may elect from time to time to convert Eurodollar Loans (or, subject to Section 2.7(d), a portion thereof) to ABR Loans on the last day of an Interest Period with respect thereto by giving the Administrative Agent prior irrevocable notice of such election. The relevant Borrower may elect from time to time to convert ABR Loans (subject to Section 2.7(d)) to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein; PROVIDED, that no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a conversion.

                  (b) Any Eurodollar Loans (or, subject to Section 2.7(d), a portion thereof) may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving irrevocable notice to the Administrative Agent, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, of the length of the next Interest Period to be applicable to such Loans; PROVIDED, that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation; and PROVIDED, FURTHER, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice from a Borrower pursuant to this Section 2.5(b), the Administrative Agent shall promptly notify each Lender thereof. The Administrative Agent shall promptly notify the applicable Borrower upon the determination in accordance with this
Section 2.5(b), by it or the Required Lenders, not to permit such a continuation.

                  SECTION 2.6. FEES. (a) Viacom agrees to pay to the Administrative Agent for the account of each Lender a Facility Fee for the period from and including the Closing Date to the Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith), computed at a PER ANNUM rate equal to the Applicable Facility Fee Rate on such Lender's Commitment (whether used or unused); PROVIDED that, if such Lender continues to have any Outstanding Extensions of Credit after its Commitment terminates, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Outstanding Extensions of Credit from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Outstanding Extensions of Credit. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable quarterly in arrears on the last day of each March, June, September and December, on the Revolving Credit Maturity Date or such earlier date on which the Commitments shall be terminated, commencing on the first of such dates to occur after the Closing Date, and on the date (after termination of the Commitments) on which each Lender ceases to have any Outstanding Extensions of Credit.

                  (b) Viacom agrees to pay to the Administrative Agent, for its own account, the administrative agent's fees ("ADMINISTRATIVE AGENT'S FEES") provided for in the Administrative Agent Fee Letter at the times provided therein.

                  (c) Viacom agrees to pay to each Lender, through the Administrative Agent, on each Interest Payment Date for ABR Loans, a utilization fee (a "UTILIZATION FEE") at a rate PER ANNUM equal to the Applicable Utilization Fee Rate for each Excess Utilization Day during the period covered by such Interest Payment Date on the Outstanding Extensions of Credit of such Lender on such Excess Utilization Day. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in arrears.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the relevant Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of errors in payment).

                  SECTION 2.7. INTEREST ON LOANS; EURODOLLAR TRANCHES; ETC. (a) Subject to the provisions of Section 2.8, Eurodollar Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to in the case of each Eurodollar Loan, the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Eurodollar Margin. The Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise the relevant Borrower and each Lender of such determination.

                  (b) Subject to the provisions of Section 2.8, ABR Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  (c) Interest on each Loan shall be payable on each applicable Interest Payment Date.

                  (d) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations, repayments and prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder in respect of Eurodollar Loans shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. Unless otherwise agreed by the Administrative Agent, in no event shall there be more than 25 Eurodollar Tranches outstanding at any time.

                  (e) If no election as to the Type of Loan is specified in any notice of borrowing with respect thereto, then the requested Loan shall be an ABR Loan. If no Interest Period with respect to a Eurodollar Loan is specified in any notice of borrowing, conversion or

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                                                                              19


continuation, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  SECTION 2.8. DEFAULT INTEREST. If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.7 PLUS 2% and (b) if all or a portion of any interest payable on any Loan or any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate otherwise applicable to ABR Loans pursuant to Section 2.7(b) PLUS 2%, in each case, with respect to clauses (a) and (b) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  SECTION 2.9. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Required Lenders shall have determined and shall have notified the Administrative Agent that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Eurodollar Loan pursuant to Section 2.3 to be made after such determination shall be deemed to be a request for an ABR Loan and (ii) any request by a Borrower for conversion into or a continuation of a Eurodollar Loan pursuant to Section 2.5 to be made after such determination shall have no force and effect (in the case of a requested conversion) or shall be deemed to be a request for a conversion into an ABR Loan (in the case of a requested continuation). Each determination by the Administrative Agent or the Required Lenders hereunder shall be conclusive absent manifest error.

                  SECTION 2.10. TERMINATION, REDUCTION AND INCREASE OF COMMITMENTS. (a) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, Viacom may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof and (ii) no such termination or reduction shall be made if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (x) the Outstanding Extensions of Credit of any Lender would exceed such Lender's Commitment then in effect or (y) the Total Facility Exposure would exceed the Total Commitment then in effect. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10(a).


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                                                                              20


                  (b) Except as otherwise provided in Section 2.18, each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Viacom agrees to pay to the Administrative Agent for the account of the Lenders, on the date of termination or reduction of the Commitments, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

                  (c) Viacom shall have the right at any time and from time to time to increase the Total Commitments to an aggregate amount, when added to the aggregate amount of Total Commitments (as defined under the Five-Year Credit Agreement) under the Five-Year Credit Agreement, not to exceed $4,500,000,000
(i) by requesting that one or more banks or other financial institutions not a party to this Agreement become a Lender hereunder or (ii) by requesting that any Lender already party to this Agreement increase the amount of such Lender's Commitment; PROVIDED, that the addition of any bank or financial institution pursuant to clause (i) above shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld); PROVIDED FURTHER, the Commitment of any bank or other financial institution pursuant to clause (i) above, shall be in an aggregate principal amount at least equal to $10,000,000; PROVIDED FURTHER, the amount of the increase of any Lender's Commitment pursuant to clause (ii) above when added to the amount of such Lender's Commitment before the increase, shall be in an aggregate principal amount at least equal to $10,000,000.

                  (d) Any additional bank, financial institution or other entity which elects to become a party to this Agreement and obtain a Commitment pursuant to clause (c) of this Section 2.10 shall execute a New Lender Supplement (each, a "NEW LENDER SUPPLEMENT") with Viacom and the Administrative Agent, substantially in the form of Exhibit G, whereupon such bank, financial institution or other entity (a "NEW LENDER") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1 shall be deemed to be amended to add the name and Commitment of such New Lender.

                  (e) Any increase in the Total Commitment pursuant to clause
(c) of this Section 2.10 shall be effective only upon the execution and delivery to Viacom and the Administrative Agent of a commitment increase letter in substantially the form of Exhibit G hereto (a "COMMITMENT INCREASE LETTER"), which Commitment Increase Letter shall be delivered to the Administrative Agent not less than five Business Days prior to the Commitment Increase Date and shall specify (i) the amount of the Commitment of any bank or financial institution not a party to this agreement which is becoming a Lender or the amount of any increase in the Commitment of any Lender and (ii) the date such increase is to become effective (the "COMMITMENT INCREASE DATE").

                  (f) Any increase in the Total Commitment pursuant to this
Section 2.10 shall not be effective unless:

                  (i) no Default or Event of Default shall have occurred and be continuing on the Commitment Increase Date;

                  (ii) each of the representations and warranties made by Viacom and the Subsidiary Borrowers in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all material respects on the Commitment Increase Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

                  (iii) the Administrative Agent shall have received each of (A) a certificate of the corporate secretary or assistant secretary of the Borrowers as to the taking of any corporate action necessary in connection with such increase and (B) an opinion or opinions of general counsel to the Borrowers as to their corporate power and authority to borrow hereunder after giving effect to such increase and such other matters relating thereto as the Administrative Agent and its counsel may reasonably request.

                  (g) Each notice requesting an increase in the Total Commitments pursuant to this Section 2.10 shall constitute a certification to the effect set forth in clauses (i) and (ii) of Section 2.10(f).

                  (h) No Lender shall at any time be required to agree to a request of Viacom to increase its Commitment or obligations hereunder.

                  SECTION 2.11. OPTIONAL PREPAYMENTS OF LOANS. The relevant Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon giving irrevocable written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans. Such notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to Section 2.13. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  SECTION 2.12. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the Closing Date any change in applicable law or regulation (including any change in the reserve percentages provided for in Regulation D) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or in which it holds any Eurodollar Loan) or by any political subdivision or taxing authority therein and other than taxes that would not have been imposed but for the failure of such Lender to comply with applicable certification, information, documentation or other reporting requirements), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of or deposits with or for the account of such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any Eurodollar Loan by an amount deemed by such Lender to be material, then the relevant Borrower agrees to pay to such Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption after the Closing Date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the relevant Borrower agrees to pay to such Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, and the basis therefor in reasonable detail shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay each Lender the amount shown as due on any such certificate within 30 days after its receipt of the same.

                  (d) Except as provided in this paragraph, failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section
2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed so long as it shall be customary for Lenders affected thereby to comply therewith. No Lender shall be entitled to compensation under this Section 2.12 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the relevant Borrower that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions. Notwithstanding any other provision of this Section 2.12, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. In the event any Borrower shall reimburse any Lender pursuant to this Section 2.12 for any cost and such Lender shall subsequently receive a refund in respect thereof, such Lender shall so notify such Borrower and, upon its request, will pay to such Borrower the portion of such refund which such Lender shall determine in good faith to be allocable to the cost so reimbursed. The covenants contained in this Section
2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.13. INDEMNITY. Each Borrower agrees to indemnify each Lender against any loss or expense described below which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in
Article IV, (b) any failure by such Borrower to borrow, continue or convert any Loan hereunder after irrevocable notice of such borrowing, continuation or conversion has been given or deemed given pursuant to Article II, (c) any payment, prepayment or conversion of a Eurodollar Loan made to such Borrower required by any other provision of this Agreement or otherwise made or deemed made, whatever the circumstances may be that give rise to such payment, prepayment or conversion, or any transfer of any such Loan pursuant to Section
2.18 or 9.4(b), on a date other than the last day of the Interest Period applicable thereto, or (d) if any breakage is incurred, any failure by a Borrower to prepay a Eurodollar Loan on the date specified in a notice of prepayment; PROVIDED, that any request for indemnification made by any Lender to any Borrower pursuant hereto shall be accompanied by such Lender's calculation of such amount to be indemnified. The loss or expense for which such Lender shall be indemnified under this Section 2.13 shall be equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, continued, prepaid or converted (assumed to be the Eurodollar Rate in the case of Eurodollar Loans) for the period from the date of such payment, prepayment, conversion or failure to borrow, continue, prepay or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, continue, prepay or convert, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, continued, prepaid or converted for such period or Interest Period, as the case may be; PROVIDED, HOWEVER, that such amount shall not include any loss of a Lender's margin or spread over its cost of obtaining funds as described above. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.13 (with calculations in reasonable detail) shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.14. PRO RATA TREATMENT; FUNDING MATTERS; EVIDENCE OF DEBT. (a) Except as required under Section 2.18, each payment or prepayment of principal of any Loan, each payment of interest on the Loans, each payment of the Facility Fees pursuant to

Section 2.6(a), and each reduction of the Commitments, shall be allocated PRO RATA among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Loan to be made hereunder, the Administrative Agent may, in its discretion, round such Lender's percentage of such Loan to the next higher or lower whole Dollar amount.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the relevant borrowing date that such Lender will not make available to the Administrative Agent such Lender's portion of a borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such borrowing in accordance with this Agreement and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the relevant Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Borrower, the interest rate applicable at the time to the relevant Loan and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such borrowing for the purposes of this Agreement; PROVIDED, that such repayment shall not release such Lender from any liability it may have to such Borrower for the failure to make such Loan at the time required herein.

                  (c) The failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

                  (d) Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Lender Affiliate of such Lender to make such Loan; PROVIDED, that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by it from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Borrower with respect to each Loan, the Type of each Loan and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower and each Lender's share thereof. The entries made in the accounts maintained pursuant to this paragraph (e) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the

Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Borrower to repay the Loans in accordance with their terms.

                  (f) In order to expedite the transactions contemplated by this Agreement, each Subsidiary Borrower shall be deemed, by its execution and delivery of a Subsidiary Borrower Request, to have appointed Viacom to act as agent on behalf of such Subsidiary Borrower for the purpose of (a) giving any notices contemplated to be given by such Subsidiary Borrower pursuant to this Agreement, including, without limitation, borrowing notices, prepayment notices, continuation notices, and conversion notices and (b) paying on behalf of such Subsidiary Borrower any Subsidiary Borrower Obligations owing by such Subsidiary Borrower; PROVIDED, that each Subsidiary Borrower shall retain the right, in its discretion, to directly give any or all of such notices or make any or all of such payments.

                  (g) The Administrative Agent shall promptly notify the Lenders upon receipt of any Subsidiary Borrower Designation and Subsidiary Borrower Request.

                  SECTION 2.15. SHARING OF SETOFFS. Except to the extent that this Agreement provides for payments to be allocated to Loans, each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than pursuant to any provision of this Agreement), obtain payment (voluntary or involuntary) in respect of any category of its Loans as a result of which the unpaid principal portion of such Loans shall be proportionately less than the unpaid principal portion of such Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in such Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans then outstanding as the principal amount of such Loans of each Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest. Any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly such Borrower.

                  SECTION 2.16. PAYMENTS. (a) Except as otherwise expressly provided herein, each Borrower shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder without setoff or counterclaim and shall make each such payment not later than 12:00 noon, New York City time, on the date when due in Dollars to the

Administrative Agent at its offices at JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, in immediately available funds.

                  (b) Whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.17. TAXES. (a) Any and all payments by each Borrower hereunder shall be made, in accordance with Section 2.16, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, charges, fees, deductions, charges or withholdings, and all liabilities with respect thereto imposed by or on behalf of any Governmental Authority, EXCLUDING net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (all such nonexcluded taxes, levies, imposts, duties, charges, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes or Other Taxes from or in respect of any sum payable to any Agent or any Lender hereunder, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) such Agent or such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

                  (b) The relevant Borrower agrees to pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The relevant Borrower will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by the applicable jurisdiction on amounts payable under this Section 2.17) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date such Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor.

                  (d) Whenever any Taxes or Other Taxes are payable by any Borrower, within 30 days thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an official receipt received by such Borrower showing payment thereof (or other evidence of such payment reasonably satisfactory to the Administrative Agent).

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.17 shall survive the payment in full of the principal of and interest on all Loans made hereunder and of all other amounts payable hereunder.

                  (f) Each Lender (or Transferee) that is not a "United States Person" as defined in Section 7701(a)(30) of the Code (such Lender (or Transferee), a "NON-U.S. PERSON") shall deliver to Viacom and the Administrative Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Person claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Person, claiming an exemption with respect to payments of "portfolio interest", delivers a Form W-8BEN, an annual certificate representing that such Non-U.S. Person is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Viacom and is not a controlled foreign corporation related to Viacom (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Person claiming complete exemption from U.S. federal withholding tax on all payments by any Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Person promptly after it becomes a party to this Agreement (or, in the case of any participant, promptly after the date such participant purchases the related participation). In addition, each Non-U.S. Person shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Person. Each Non-U.S. Person shall promptly notify Viacom at any time it determines that it is no longer in a position to provide any previously delivered certificate to Viacom (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Unless Viacom and the Administrative Agent (or, in the case of a participant, the Lender from which the related participation shall have been purchased) have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, the relevant Borrower or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments of interest to or for any Lender (or Transferee) that is a Non-U.S. Person. Notwithstanding any other provision of this Section 2.17(f), a Non-U.S. Person shall not be required to deliver any form pursuant to this Section 2.17(f) that such Non-U.S. Person is not legally able to deliver by reason of the adoption of any law, rule or regulation, or any change in any law, rule or regulation or in the interpretation thereof, in each case occurring after the date such Non-U.S. Person becomes a Lender (or Transferee).

                  (g) A Lender that is entitled to an exemption from or reduction of any non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such

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                                                                              28


payments to be made without withholding or at a reduced rate, PROVIDED that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (h) No Borrower shall be required to pay any additional amounts to any Agent or Lender pursuant to paragraph (a) above (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Agent or Lender to comply with the provisions of paragraph (f) or (g) above or (ii) in the case of a Transferee, to the extent such additional amounts exceed the additional amounts that would have been payable had no transfer or assignment to such Transferee occurred; PROVIDED, HOWEVER, that each Borrower shall be required to pay those amounts to any Agent or Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Agent or Lender (or Transferee) to comply with the provisions of such paragraph
(f) or (g).

                  SECTION 2.18. TERMINATION OR ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.12 or Section 2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by any Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                  (b) In the event that (x) any Lender shall have delivered a notice or certificate pursuant to Section 2.12, (y) any Borrower shall be required to make additional payments to any Lender under Section 2.17, or (z)
any Lender (a "NON-CONSENTING LENDER") shall withhold its consent to any amendment described in clause (i) or (ii) of Section 9.8(b) as to which consents have been obtained from Lenders having Total Facility Percentages aggregating at least 90%, Viacom shall have the right, at its own expense, upon notice to such Lender (or Lenders) and the Administrative Agent, (i) to terminate the Commitments of such Lender (except in the case of clause (z) above) or (ii) to require such Lender (or, in the case of clause (z) above, each Non-Consenting Lender) to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.4) all its interests, rights and obligations under this Agreement to one or more other financial institutions acceptable to Viacom (unless an Event of Default has occurred and is continuing) and the Administrative Agent, which approval in each case shall not be unreasonably withheld, which shall assume such obligations; PROVIDED, that (w)
in the case of any replacement of Non-Consenting Lenders, each assignee shall have consented to the relevant amendment, (x) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (y) the Borrowers or the assignee (or assignees), as the case may be, shall pay to each affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and (z) Viacom may not terminate Commitments representing more than 10% of the original aggregate Commitments pursuant to this paragraph (b).
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                                                                              29


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Viacom hereby represents and warrants, and each Subsidiary Borrower by its execution and delivery of a Subsidiary Borrower Request represents and warrants (to the extent specifically applicable to such Subsidiary Borrower), to each of the Lenders that:

                  SECTION 3.1. CORPORATE EXISTENCE. Each of Viacom and each Material Subsidiary: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the failure to have any of the foregoing would not result in a Material Adverse Effect; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.

                  SECTION 3.2. FINANCIAL CONDITION. The consolidated balance sheet of Viacom and its Consolidated Subsidiaries as at December 31, 2000, and the related consolidated statements of income and cash flows of Viacom and its Consolidated Subsidiaries for the fiscal year ended on such date, with the opinion thereon of PricewaterhouseCoopers LLC, heretofore furnished to each of the Lenders, fairly present the consolidated financial condition of Viacom and its Consolidated Subsidiaries as at such date and the consolidated results of their operations for the fiscal year ended on such date in accordance with GAAP. Neither Viacom nor any of its Material Subsidiaries had on such date any known material contingent liability, except as referred to or reflected or provided for in the Exchange Act Report or in such balance sheets (or the notes thereto) as at such date.

                  SECTION 3.3. LITIGATION. Except as disclosed to the Lenders in the Exchange Act Report filed prior to the Closing Date or otherwise disclosed in writing to the Lenders prior to the Closing Date, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, pending or (to the knowledge of Viacom) threatened against Viacom or any of its Material Subsidiaries which have resulted in a Material Adverse Effect (it being agreed that any legal or arbitral proceedings which have been disclosed in the Exchange Act Report, whether threatened, pending, resulting in a judgment or otherwise, prior to the time a final judgment for the payment of money shall have been recorded against Viacom or any Material Subsidiary by any Governmental Authority having jurisdiction, and the judgment is non-appealable (or the time for appeal has expired) and all stays of execution have expired or been lifted shall not, in and of itself, be deemed to result in a Material Adverse Effect). The "EXCHANGE ACT REPORT" shall mean, collectively, the Annual Report of Viacom on Form 10-K for the year ended December 31, 2000 and Quarterly Reports on Form 10-Q and Reports on Form 8-K of Viacom filed subsequent to December 31, 2000, but on or before February 20, 2002, in each case as amended or supplemented on or before February 20, 2002.


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                                                                              30


                  SECTION 3.4. NO BREACH, ETC. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or By-laws (or other equivalent organizational documents) of any Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any material agreement or instrument to which Viacom or any of its Material Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of Viacom or any of its Material Subsidiaries pursuant to the terms of any such agreement or instrument. Neither Viacom nor any of its Material Subsidiaries is in default under or with respect to any of its material contractual obligations in any respect which would have a Material Adverse Effect.

                  SECTION 3.5. CORPORATE ACTION. Each Borrower has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery by each Borrower of this Agreement (or, in the case of each Subsidiary Borrower, the relevant Subsidiary Borrower Request), and the performance by each Borrower of this Agreement, have been duly authorized by all necessary corporate action on such Borrower's part; this Agreement (or, in the case of each Subsidiary Borrower, the relevant Subsidiary Borrower Request) has been duly and validly executed and delivered by each Borrower; and this Agreement constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.6. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by each Borrower of this Agreement or for the validity or enforceability hereof.

                  SECTION 3.7. ERISA. Viacom and, to the best of its knowledge, its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code except where any failure or non-compliance would not result in a Material Adverse Effect.

                  SECTION 3.8. TAXES. Viacom and its Material Subsidiaries, to the knowledge of Viacom, have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by or in respect of them and have paid or caused to be paid all taxes shown as due on such returns or pursuant to any assessment received by Viacom or any of its Material Subsidiaries, except those being contested and reserved against in accordance with Section 5.2.

                  SECTION 3.9. INVESTMENT COMPANY ACT. No Borrower is an "INVESTMENT COMPANY", or a company "CONTROLLED" by an "INVESTMENT COMPANY", subject to regulation under the Investment Company Act of 1940, as amended.

                  SECTION 3.10. ENVIRONMENTAL. Except as in the aggregate would not have a Material Adverse Effect, neither Viacom nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance or liability regarding environmental matters or compliance with Environmental Laws with regard to any of its or its Subsidiaries' Properties or business, nor does Viacom have any knowledge that any notice will be received or is being threatened.

                  SECTION 3.11. MATERIAL SUBSIDIARIES. The list of Material Subsidiaries set forth in the most recently issued Form 10-K of Viacom is complete and correct in all material respects as of the date of the issuance of such Form 10-K.


                                   ARTICLE IV

                     CONDITIONS OF EFFECTIVENESS AND LENDING

                  SECTION 4.1. EFFECTIVENESS. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

                  (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of Viacom and Viacom International.

                  (b) CLOSING CERTIFICATE. The Administrative Agent shall have received a Closing Certificate, substantially in the form of Exhibit E, of Viacom and Viacom International, with appropriate insertions and attachments.

                  (c) TERMINATION OF EXISTING CREDIT AGREEMENT. The Existing Credit Agreement shall have been paid in full and all obligations thereunder shall have been terminated.

                  (d) OPINION OF COUNSEL. The Administrative Agent shall have received an opinion of the general counsel of Viacom and Viacom International in form and substance satisfactory to the Administrative Agent and customary for transactions of this type.

                  SECTION 4.2. INITIAL LOANS TO SUBSIDIARY BORROWERS. The obligation of each Lender to make its initial Loan to a particular Subsidiary Borrower, if designated as such after the Closing Date, is subject to the satisfaction of the conditions that (a) Viacom shall have delivered to the Administrative Agent a Subsidiary Borrower Designation for such Subsidiary Borrower and (b) such Subsidiary Borrower shall have furnished to the Administrative Agent (i) a Subsidiary Borrower Request, (ii) a Closing Certificate of such Subsidiary Borrower, with appropriate insertions and attachments and (iii) one or more executed legal opinions with respect to such Subsidiary Borrower, in form and substance reasonably satisfactory to the Administrative Agent. Viacom may from time to time deliver a subsequent Subsidiary Borrower Designation

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                                                                              32


with respect to any Subsidiary Borrower, countersigned by such Subsidiary Borrower, for the purpose of terminating such Subsidiary Borrower's designation as such, so long as, on the effective date of such termination, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall have been paid in full. In addition, if on any date a Subsidiary Borrower shall cease to be a Subsidiary, all Subsidiary Borrower Obligations in respect of such Subsidiary Borrower shall automatically become due and payable on such date and no further Loans may be borrowed by such Subsidiary Borrower hereunder.

                  SECTION 4.3. ALL CREDIT EVENTS. The obligation of each Lender to make each Loan are subject to the satisfaction of the following conditions:

                  (a) The Administrative Agent shall have received a request for, or notice of, such Credit Event if and as required by Section 2.3;

                  (b) Each of the representations and warranties made by Viacom and, in the case of a borrowing by a Subsidiary Borrower, by such Subsidiary Borrower, in Sections 3.1, 3.2, 3.4, 3.5 and 3.6 shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

                  (c) At the time of and immediately after giving effect to such Credit Event no Default or Event of Default shall have occurred and be continuing; and

                  (d) After giving effect to such Credit Event, (i) the Outstanding Extensions of Credit of each Lender shall not exceed such Lender's Commitment then in effect and (ii) the Total Facility Exposure shall not exceed the Total Commitment then in effect.

Each Credit Event shall be deemed to constitute a representation and warranty by Viacom on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.3.


                                    ARTICLE V

                                    COVENANTS

                  Viacom covenants and agrees with each Lender that, as long as the Commitments shall be in effect or the principal of or interest on any Loan shall be unpaid, unless the Required Lenders shall otherwise consent in writing:

                  SECTION 5.1. FINANCIAL STATEMENTS. Viacom shall deliver to each of the Lenders:

                  (a) within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Viacom, consolidated statements of income and cash flows of Viacom and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of Viacom which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of Viacom and its Consolidated Subsidiaries in accordance with GAAP as at the end of, and for, such period, subject to normal year-end audit adjustments; PROVIDED, that the requirement herein for the furnishing of such quarterly financial statements may be fulfilled by providing to the Lenders the report of Viacom to the SEC on Form 10-Q for the applicable quarterly period, accompanied by the officer's certificate described in the last sentence of this Section 5.1;

                  (b) within 120 days after the end of each fiscal year of Viacom, consolidated statements of income and cash flows of Viacom and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon (unqualified as to the scope of the audit) of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Viacom and its Consolidated Subsidiaries as at the end of, and for, such fiscal year; PROVIDED, that the requirement herein for the furnishing of annual financial statements may be fulfilled by providing to the Lenders the report of Viacom to the SEC on Form 10-K for the applicable fiscal year;

                  (c) promptly upon their becoming publicly available, copies of all registration statements and regular periodic reports (including without limitation any and all reports on Form 8-K), if any, which Viacom or any of its Subsidiaries shall have filed with the SEC or any national securities exchange;

                  (d) promptly upon the mailing thereof to the shareholders of Viacom generally, copies of all financial statements, reports and proxy statements so mailed;

                  (e) within 30 days after a Responsible Officer of Viacom knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist which would reasonably be expected to result in a Material Adverse Effect, a statement signed by a senior financial officer of Viacom setting forth details respecting such event or condition and the action, if any, which Viacom or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Viacom or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code;

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Viacom or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal by Viacom or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Viacom or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Viacom or any ERISA Affiliate to enforce
         Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                  (vi) a failure to make a required installment or other payment with respect to a Plan (within the meaning of Section 412(n) of the Code), in which case the notice required hereunder shall be provided within 10 days after the due date for filing notice of such failure with the PBGC;

                  (f) promptly after a Responsible Officer of Viacom knows or has reason to believe that any Default or Event of Default has occurred, a notice of such Default or Event of Default describing it in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Viacom has taken and proposes to take with respect thereto;

                  (g) promptly after a Responsible Officer of Viacom knows that any change has occurred in Viacom's Debt Rating by either Rating Agency, a notice describing such change; and

                  (h) promptly from time to time such other information regarding the financial condition, operations or business of Viacom or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender through the Administrative Agent may reasonably request. Viacom will furnish to the Administrative Agent and each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate (which may be a copy in the case of each Lender) of a Financial Officer of Viacom (a "COMPLIANCE CERTIFICATE") (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing it in reasonable detail and describing the action that Viacom has taken and proposes to take with respect thereto), and (ii) setting forth in reasonable detail the computations (including any PRO FORMA calculations as described in Section 1.2(c)) necessary to determine whether Viacom is in compliance with the Financial Covenant as of the end of the respective quarterly fiscal period or fiscal year. Each Lender hereby agrees that Viacom may, in its discretion, provide any notice, report or other information to be provided pursuant to this Section 5.1 to such Lender by (i) electronic mail to the electronic mail address provided by such Lender and/or
(ii) through access to a web site, including, without limitation, www.sec.gov.

                  SECTION 5.2. CORPORATE EXISTENCE, ETC. Viacom will, and will cause each of its Material Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges and franchises (PROVIDED that (a) nothing in this Section 5.2 shall prohibit any transaction expressly permitted under Section 5.4, (b) the corporate existence of any Subsidiary (other than a Subsidiary Borrower or Viacom International) may be terminated if, in the good faith judgment of the board of directors or the chief financial officer of Viacom, such termination is in the best interests of Viacom and such termination would not have a Material Adverse Effect), and (c)Viacom or such Material Subsidiary shall not be required to preserve or maintain any such right, privilege or franchise if the board of directors of Viacom or such Material Subsidiary, as the case may be, shall determine that the preservation or maintenance thereof is no longer desirable in the conduct of the business of Viacom or such Material Subsidiary, as the case may be); comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all Environmental Laws) and with all contractual obligations if failure to comply with such requirements or obligations would reasonably be expected to result in a Material Adverse Effect; pay and discharge all material taxes, assessments, governmental charges, levies or other obligations of whatever nature imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge, levy or other obligation the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, all as in the judgment of Viacom or such Material Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (PROVIDED that Viacom or such Material Subsidiary shall not be required to maintain any such Property if the failure to maintain any such Property is, in the judgment of Viacom or such Material Subsidiary, desirable in the conduct of the business of Viacom or such Material Subsidiary); keep proper books of records and accounts in which entries that are full, true and correct in all material respects shall be made in conformity with GAAP; and permit representatives of any Lender, during normal business hours upon reasonable advance notice, to inspect any of its books and records and to discuss its business and affairs with its Financial Officers or their designees, all to the extent reasonably requested by such Lender.

                  SECTION 5.3. INSURANCE. Viacom will, and will cause each of its Material Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business and similarly situated against loss or damage of the kinds and in the amounts consistent with prudent business practice and carry such other insurance as is consistent with prudent business practice (it being understood that self-insurance shall be permitted to the extent consistent with prudent business practice).

                  SECTION 5.4. PROHIBITION OF FUNDAMENTAL CHANGES. Viacom will not, and will not permit any of its Material Subsidiaries to (i) enter into any transaction of merger, consolidation, liquidation or dissolution or (ii) Dispose of, in one transaction or a series of related transactions, all or a substantial part of the consolidated assets of Viacom and its Subsidiaries taken as a whole, whether now owned or hereafter acquired (excluding (x) financings by way of sales of receivables or inventory, (y) inventory or other Property Disposed of in the ordinary course of business and (z) obsolete or worn-out Property, tools or equipments no longer used or useful in its business). Notwithstanding the foregoing provisions of this
Section 5.4:

                  (a) Viacom may consummate the Blockbuster Event;

                  (b) any Subsidiary of Viacom may be merged or consolidated with or into: (i) Viacom if Viacom shall be the continuing or surviving corporation or (ii) any other such Subsidiary; PROVIDED, that (x) if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, such Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) if any such transaction shall be between a Subsidiary and a Subsidiary Borrower, the continuing or surviving corporation shall be a Subsidiary Borrower;

                  (c) any Subsidiary of Viacom may distribute, dividend or Dispose of any of or all its Property (upon voluntary liquidation or otherwise) to Viacom or a Wholly Owned Subsidiary of Viacom;

                  (d) Viacom may merge or consolidate with or into any other Person (including, without limitation, Viacom International) if (i) either (x) Viacom is the continuing or surviving corporation or (y) the corporation formed by such consolidation or into which Viacom is merged shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of Viacom hereunder pursuant to a written agreement and shall have delivered to the Administrative Agent such agreement and a certificate of a Responsible Officer and an opinion of counsel to the effect that such merger or consolidation complies with this Section 5.4(d), and (ii) after giving effect thereto and to any repayment of Loans to be made upon consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing;

                  (e) any Subsidiary of Viacom may merge or consolidate with or into any other Person if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that, except as otherwise expressly provided in Section 4.2 with respect to Subsidiary Borrowers, no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing; and

                  (f) Viacom or any Subsidiary of Viacom may Dispose of its Property if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that, except as otherwise expressly provided in Section 4.2 with respect to Subsidiary Borrowers, no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing.

                  SECTION 5.5. LIMITATION ON LIENS. Viacom shall not, directly or indirectly, create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its Properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, except:

                  (a) Purchase money Liens or purchase money security interests upon or in any Property acquired or held by Viacom or any Subsidiary of Viacom in the ordinary course of business to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property;

                  (b) Liens existing on Property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition);

                  (c) Liens on Property of Persons which become or became Subsidiaries securing Indebtedness existing, with respect to any such Person, on the date such Person becomes or became a Subsidiary (other than any such Lien created in contemplation of such Person becoming a Subsidiary);

                  (d) Liens securing Indebtedness incurred by Viacom or any Subsidiary of Viacom; PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness referred to in this clause (d) secured by Liens shall not exceed $30,000,000 at any time outstanding; and

                  (e) any Lien securing the renewal, extension or refunding of any Indebtedness secured by any Lien permitted by clause (a), (b), (c) or (d) above that does not extend to Indebtedness other than that which is being renewed, extended or refunded.

                  SECTION 5.6. LIMITATION ON SUBSIDIARY INDEBTEDNESS. Viacom will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness (which includes, for the purposes of this Section 5.6, any preferred stock), except:

                  (a) Indebtedness of any Person which is acquired by Viacom or any of its Subsidiaries after the Closing Date, which Indebtedness was outstanding prior to the date of acquisition of such Person and was not created in anticipation thereof;

                  (b) any Indebtedness owing by Viacom or any of its Subsidiaries to Viacom or any of its Subsidiaries (including any intercompany Indebtedness created by the declaration of a note payable dividend by any Subsidiary to Viacom or any of its other Subsidiaries);

                  (c) Indebtedness (including backed-up commercial paper) of any Subsidiary Borrower or Viacom International under this Agreement;

                  (d) Indebtedness (including backed-up commercial paper) existing at any time under the Five-Year Credit Agreement or under the Amended and Restated Infinity Credit Agreement;

                  (e) Indebtedness outstanding on the Closing Date, with such Indebtedness outstanding as of September 30, 2001 being set forth on Schedule 5.6;


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                                                                              38


                  (f) any replacement, renewal, refinancing or extension of any Indebtedness permitted by Section 5.6(a) through (d) or set forth on Schedule
5.6 that does not exceed the aggregate principal amount (plus associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended (except that accrued and unpaid interest may be part of any refinancing); and

                  (g) Indebtedness incurred after the Closing Date; PROVIDED, that after giving effect thereto the aggregate principal amount of Indebtedness incurred pursuant to this paragraph (g) that is outstanding on such date (it being understood that, for the purposes of this paragraph (g), the term "Indebtedness" does not include Indebtedness excepted by any of clauses (a) through (f) inclusive) does not exceed the greater of (i) an aggregate principal amount in excess of 5% of Consolidated Tangible Assets (measured by reference to the then latest financial statements delivered pursuant to Section 5.1(a) or
(b), as applicable) and (ii) $800,000,000 at any time.

                  SECTION 5.7. CONSOLIDATED COVERAGE RATIO. Viacom will not permit the Consolidated Coverage Ratio for any period of four consecutive fiscal QUARTERS to be less than 3.00 to 1.00.

                  SECTION 5.8. USE OF PROCEEDS. On and after the Closing Date, each Borrower will use the proceeds of the Loans solely for general corporate purposes, including, without limitation, acquisitions and commercial paper backup (in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulation U and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder); PROVIDED, that neither any Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                  SECTION 5.9. TRANSACTIONS WITH AFFILIATES. Excepting transactions directly or indirectly entered into pursuant to any agreement entered into prior to the Closing Date, or transactions contemplated by any agreement directly or indirectly entered into prior to the Closing Date, Viacom will not, and will not permit any of its Material Subsidiaries to, directly or indirectly enter into any material transaction with any Affiliate of Viacom except on terms at least as favorable to Viacom or such Subsidiary as it could obtain on an arm's-length basis.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

                  (a) (i) any Borrower shall default in the payment when due of any principal of any Loan or (ii) any Borrower shall default in the payment when due of any interest on any Loan, any Fee or any other amount payable by it hereunder and, in the case of this clause (ii), such default shall continue unremedied for a period of five Business Days;


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                                                                              39


                  (b) any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by any Borrower, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

                  (c) (i) Viacom shall default in the performance of any of its obligations under Sections 5.7 or 5.8, (ii) Viacom shall default in the performance of any of its obligations under Section 5.4 and, in the case of this clause (ii), such default shall continue unremedied for a period of 5 days after notice thereof to Viacom by the Administrative Agent or the Required Lenders (through the Administrative Agent) or (iii) Viacom shall default in the performance of any of its other obligations under this Agreement and, in the case of this clause (iii), such default shall continue unremedied for a period of 15 days after notice thereof to Viacom by the Administrative Agent or the Required Lenders (through the Administrative Agent);

                  (d) Viacom or any of its Subsidiaries shall (i) fail to pay at final maturity any Indebtedness in an aggregate amount in excess of $250,000,000, or (ii) fail to make any payment (whether of principal, interest or otherwise), regardless of amount, due in respect of, or fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing, any such Indebtedness, in excess of $250,000,000 if the effect of any failure referred to in this clause
(ii) has caused such Indebtedness to become due prior to its stated maturity (it being agreed that for purposes of this paragraph (d) only, the term "INDEBTEDNESS" shall include obligations under any interest rate protection agreement, foreign currency exchange agreement or other interest or exchange rate hedging agreement and that the amount of any Person's obligations under any such agreement shall be the net amount that such Person could be required to pay as a result of a termination thereof by reason of a default thereunder);

                  (e) Viacom or any of its Material Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as such debts become due;

                  (f) Viacom or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

                  (g) a proceeding or a case shall be commenced, without the application or consent of Viacom or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Viacom or such Material Subsidiary or of all or any substantial part of its assets or (iii) similar relief in respect of Viacom or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and

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                                                                              40


such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Viacom or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

                  (h) a final judgment or judgments for the payment of money in excess of $250,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Viacom and/or any of its Material Subsidiaries and the same shall not be paid or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and Viacom or the relevant Material Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                  (i) an event or condition specified in Section 5.1(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Viacom or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute a Material Adverse Effect; or

                  (j) The guarantee (i) by Viacom contained in Section 8.1 shall cease, for any reason, to be in full force and effect or Viacom shall so assert or (ii) by Viacom International contained in Section 8.2 shall cease, for any reason except pursuant to Section 8.2(g), to be in full force and effect or Viacom International shall so assert; then and in every such event (other than an event with respect to Viacom described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Viacom, take any or all of the following actions, at the same or different times: (I) terminate forthwith the Commitments and (II) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding; and in any event with respect to any Borrower described in paragraph (f) or (g) above, (A) if such Borrower is Viacom, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of each Borrower accrued hereunder, shall automatically become due and payable and (B) if such Borrower is a Subsidiary Borrower, the principal of the Loans made to such Subsidiary Borrower then outstanding, together with accrued interest thereon and all other liabilities of such Subsidiary Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each Borrower, anything contained herein to the contrary notwithstanding.


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                                                                              41


                                   ARTICLE VII

                                   THE AGENTS

                  In order to expedite the transactions contemplated by this Agreement, each Agent is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received, (b) to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent.

                  Neither any Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents nor any of their directors, officers, employees or agents shall have any responsibility to any Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Agent, any other Lender or any Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.


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                                                                              42


                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint from the Lenders a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint from the Lenders a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank, which successor shall be acceptable to Viacom (such acceptance not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by them hereunder, the Agents in their individual capacity and not as Agents shall have the same rights and powers as any other Lender and may exercise the same as though they were not Agents, and the Agents and their affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any of their respective Subsidiaries or any Affiliate thereof as if they were not Agents.

                  Each Lender agrees (i) to reimburse the Administrative Agent in the amount of its PRO RATA share (based on its Total Facility Percentage or, after the date on which the Loans shall have been paid in full, based on its Total Facility Percentage immediately prior to such date) of any reasonable, out-of-pocket expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by or on behalf of any Borrower and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, in the amount of such PRO RATA share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement, to the extent the same shall not have been reimbursed by or on behalf of Viacom; PROVIDED, that no Lender shall be liable to the Administrative Agent or any such director, officer, employee or agent for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem

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                                                                              43


appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Neither the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers nor any managing agent shall have any duties or responsibilities hereunder in its capacity as such.


                                  ARTICLE VIII

                                   GUARANTEES

                  SECTION 8.1. VIACOM GUARANTEE. (a) GUARANTEE. In order to induce the Administrative Agent and the Lenders to become bound by this Agreement and to make the Loans hereunder to the Subsidiary Borrowers, and in consideration thereof, Viacom hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by each Subsidiary Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Subsidiary Borrower Obligations, and Viacom further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 8.1(a). The guarantee contained in this
Section 8.1(a), subject to Section 8.1(e), shall remain in full force and effect until the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto any Subsidiary Borrower may be free from any Subsidiary Borrower Obligations. Viacom agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 8.1, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this
Section 8.1 for such purpose. No payment or payments made by any Subsidiary Borrower or any other Person or received or collected by the Administrative Agent or any Lender from any Subsidiary Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Viacom under this Section 8.1 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Subsidiary Borrower Obligations until, subject to Section 8.1(e), the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. Notwithstanding any other provision herein, the maximum liability of Viacom under this Section 8.1 shall in no event exceed the amount which can be guaranteed by Viacom under applicable law.

                  (b) NO SUBROGATION, ETC. Notwithstanding any payment or payments made by Viacom hereunder, or any set-off or application of funds of Viacom by the Administrative Agent or any Lender, Viacom shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against any Subsidiary Borrower or against any collateral

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                                                                              44


security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations, nor shall Viacom seek or be entitled to seek any contribution, reimbursement, exoneration or indemnity from or against any Subsidiary Borrower in respect of payments made by Viacom hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Subsidiary Borrowers on account of the Subsidiary Borrower Obligations are paid in full and the Commitments are terminated. So long as the Subsidiary Borrower Obligations remain outstanding, if any amount shall be paid by or on behalf of any Subsidiary Borrower or any other Person to Viacom on account of any of the rights waived in this Section 8.1, such amount shall be held by Viacom in trust, segregated from other funds of Viacom, and shall, forthwith upon receipt by Viacom, be turned over to the Administrative Agent in the exact form received by Viacom (duly indorsed by Viacom to the Administrative Agent, if required), to be applied against the Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  (c) AMENDMENTS, ETC. WITH RESPECT TO THE SUBSIDIARY BORROWER OBLIGATIONS. Viacom shall remain obligated under this Section 8.1 notwithstanding that, without any reservation of rights against Viacom, and without notice to or further assent by Viacom, any demand for payment of or reduction in the principal amount of any of the Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Subsidiary Borrower Obligations continued, and the Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Lenders (or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Subsidiary Borrower Obligations or for the guarantee contained in this Section 8.1 or any property subject thereto.

                  (d) GUARANTEE ABSOLUTE AND UNCONDITIONAL. Viacom waives any and all notice of the creation, renewal, extension or accrual of any of the Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section
8.1 or acceptance of the guarantee contained in this Section 8.1; the Subsidiary Borrower Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 8.1; and all dealings between Viacom or the Subsidiary Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this
Section 8.1. Viacom waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Viacom or any Subsidiary Borrower with respect to the Subsidiary Borrower Obligations. The guarantee contained in this Section 8.1 shall be construed as a continuing, absolute and unconditional guarantee of payment without

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                                                                              45


regard to (a) the validity or enforceability of this Agreement, any of the Subsidiary Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable requirements of law of repayment by the relevant Subsidiary Borrower of any Subsidiary Borrower Obligations or the adoption of any requirement of law purporting to render any Subsidiary Borrower Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by the applicable Subsidiary Borrower) which may at any time be available to or be asserted by Viacom against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of Viacom or any Subsidiary Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower for any of its Subsidiary Borrower Obligations, or of Viacom under the guarantee contained in this Section 8.1, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 8.1 against Viacom, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Viacom of any liability under this Section 8.1, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Viacom.

                  (e) REINSTATEMENT. The guarantee contained in this Section 8.1 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  (f) PAYMENTS. Viacom hereby agrees that any payments in respect of the Subsidiary Borrower Obligations pursuant to this Section 8.1 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 9.1.

                  SECTION 8.2. VIACOM INTERNATIONAL GUARANTEE. (a) GUARANTEE. In order to induce the Administrative Agent and the Lenders to become bound by this Agreement and to make the Loans hereunder to Viacom, and in consideration thereof, Viacom International hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by Viacom when due (whether at stated maturity, by acceleration or otherwise) of the Viacom Obligations, and Viacom International further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which

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                                                                              46


may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 8.2(a). The guarantee contained in this Section 8.2(a), subject to Section 8.2(e), shall remain in full force and effect until the Viacom Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto Viacom may be free from any Viacom Obligations. Viacom International agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 8.2, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 8.2 for such purpose. No payment or payments made by Viacom or any other Person or received or collected by the Administrative Agent or any Lender from Viacom or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Viacom Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Viacom International under this Section 8.2 which, notwithstanding any such payment or payments, shall remain liable for the unpaid and outstanding Viacom Obligations until, subject to Section 8.2(e), the Viacom Obligations are paid in full and the Commitments are terminated. Notwithstanding any other provision herein, the maximum liability of Viacom International under this Section 8.2 shall in no event exceed the amount which can be guaranteed by Viacom International under applicable law.

                  (b) NO SUBROGATION, ETC. Notwithstanding any payment or payments made by Viacom International hereunder, or any set-off or application of funds of Viacom International by the Administrative Agent or any Lender, Viacom International shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Viacom or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Viacom Obligations, nor shall Viacom International seek or be entitled to seek any contribution, reimbursement, exoneration or indemnity from or against Viacom in respect of payments made by Viacom International hereunder, until all amounts owing to the Administrative Agent and the Lenders by Viacom on account of the Viacom Obligations are paid in full and the Commitments are terminated. So long as the Viacom Obligations remain outstanding, if any amount shall be paid by or on behalf of Viacom or any other Person to Viacom International on account of any of the rights waived in this Section 8.2, such amount shall be held by Viacom International in trust, segregated from other funds of Viacom International, and shall, forthwith upon receipt by Viacom International, be turned over to the Administrative Agent in the exact form received by Viacom International (duly indorsed by Viacom International to the Administrative Agent, if required), to be applied against the Viacom Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  (c) AMENDMENTS, ETC. WITH RESPECT TO THE VIACOM OBLIGATIONS. Viacom International shall remain obligated under this Section 8.2 notwithstanding that, without any reservation of rights against Viacom International, and without notice to or further assent by Viacom International, any demand for payment of or reduction in the principal amount of any of the Viacom Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Viacom Obligations continued, and the Viacom Obligations, or the liability of any other party upon or for any part thereof, or any

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                                                                              47


collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Lenders (or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Viacom Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Viacom Obligations or for the guarantee contained in this Section 8.2 or any property subject thereto.

                  (d) GUARANTEE ABSOLUTE AND UNCONDITIONAL. Viacom International waives any and all notice of the creation, renewal, extension or accrual of any of the Viacom Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section
8.2 or acceptance of the guarantee contained in this Section 8.2; the Viacom Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 8.2; and all dealings between Viacom International or Viacom, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 8.2. Viacom International waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Viacom International or Viacom with respect to the Viacom Obligations. The guarantee contained in this Section
8.2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any of the Viacom Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) the legality under applicable requirements of law of repayment by Viacom of any Viacom Obligations or the adoption of any requirement of law purporting to render any Viacom Obligations null and void, (c) any defense, setoff or counterclaim (other than a defense of payment or performance by Viacom) which may at any time be available to or be asserted by Viacom International against the Administrative Agent or any Lender, or (d) any other circumstance whatsoever (with or without notice to or knowledge of Viacom International or Viacom) which constitutes, or might be construed to constitute, an equitable or legal discharge of Viacom for any of its Viacom Obligations, or of Viacom International under the guarantee contained in this
Section 8.2, in bankruptcy or in any other instance. When the Administrative Agent or any Lender is pursuing its rights and remedies under this Section 8.2 against Viacom International, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against Viacom or any other Person or against any collateral security or guarantee for the Viacom Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from Viacom or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Viacom or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Viacom International of any liability under this Section 8.2, and shall not impair or affect the rights and remedies, whether

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                                                                              48


express, implied or available as a matter of law, of the Administrative Agent and the Lenders against Viacom International.

                  (e) REINSTATEMENT. The guarantee contained in this Section 8.2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Viacom Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Viacom or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Viacom or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  (f) PAYMENTS. Viacom International hereby agrees that any payments in respect of the Viacom Obligations pursuant to this Section 8.2 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 9.1.

                  (g) RELEASE OF GUARANTEE. Notwithstanding the foregoing, the guarantee contained in this Section 8.2 shall be released on the earlier of the date on which (i) all notes, debentures and bonds now or hereafter issued by Viacom which carry a Viacom International guarantee (the "BONDS") are paid in full and (ii) the guarantee of Viacom International with respect to the Bonds is released. On such date, this Section 8.2, including without limitation Section 8.2(e), shall be deemed to have no legal effect whatsoever.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1. NOTICES. Notices and other communications provided for herein shall be in writing (or, where permitted to be made by telephone, shall be confirmed promptly in writing) and shall be delivered by hand or overnight courier service, mailed or sent by telecopier as follows:

                  (a) if to Viacom, to it at Viacom Inc., 1515 Broadway, New York, New York 10036, Attention of Vice President and Treasurer (Telecopy No.
(212) 846-1896), with a copy to General Counsel (Telecopy No. (212) 258-6099);

                  (b) if to Viacom International, to it c/o Viacom Inc., 1515 Broadway, New York, New York 10036, Attention of Vice President and Treasurer (Telecopy No. (212) 846-1896), with a copy to General Counsel (Telecopy No.
(212) 258-6099);

                  (c) if to the Administrative Agent, to it at JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention: William Rottino (Telecopy No. 212-270-1204), with a copy to JPMorgan Chase Bank, One Chase Manhattan Plaza, New York, New York, 10080, Attention: Camille Wilson (Telecopy No. 212-552-5700);


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                                                                              49


                  (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto; and

                  (e) if to a Subsidiary Borrower, to it at its address set forth in the relevant Subsidiary Request.

Notwithstanding the foregoing, each of Viacom, any other Borrower, the Administrative Agent and any Lender may, in its discretion, provide any notice, report or other information to be provided under this Agreement to a Lender by
(i) electronic mail to the electronic mail address provided by such Lender in its Administrative Questionnaire and/or (ii) through access to a web site. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on (A) the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic mail, (B) the date of posting if given by web site access, (C) the date of such telephone call, if permitted by the terms hereof and if promptly confirmed in writing, or (D) on the date five Business Days after dispatch by registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.1.

                  SECTION 9.2. SURVIVAL OF AGREEMENT. All representations and warranties made hereunder and in any certificate delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the Agents and the Lenders and shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by the Agents or the Lenders or on their behalf.

                  SECTION 9.3. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of each Borrower, each Agent and each Lender and their respective successors and assigns, except that Viacom shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

                  SECTION 9.4. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Borrower, any Agent or any Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED, HOWEVER, that (i) except in the case of an assignment to a Lender or a Lender Affiliate (other than if at the time of such assignment, such Lender or Lender Affiliate would be entitled to require any Borrower to pay greater amounts under Section 2.17(a) than if no such assignment had occurred, in which case such assignment shall be subject to the consent requirement of this clause
(i)), Viacom and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) (x) except in the case of assignments to any

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                                                                              50


Person that is a Lender prior to giving effect to such assignment, the amount of the aggregate Commitments and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 and (y) the amount of the aggregate Commitments and/or Loans retained by any assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000, unless (in the case of clause (x) or (y) above) the assigning Lender's Commitment and Loans are being reduced to $0 pursuant to such assignment, (iii) the assignor and assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 9.4(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (or any lesser period to which the Administrative Agent and Viacom may agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.17 and 9.5, as well as to any Fees accrued for its account hereunder and not yet paid)).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by such assigning Lender, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of Viacom or any of its Subsidiaries or the performance or observance by Viacom or any of its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 3.2 and 5.1 and such other documents and information as it has deemed appropriate to make it own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Agent or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such

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                                                                              51


powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as agent of each Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and each Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of Viacom and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Viacom.

                  (f) Each Lender may without the consent of any Borrower or the Agents sell participations to one or more banks, other financial institutions or other entities (PROVIDED, that any such other entity is a not a competitor of Viacom or any Affiliate of Viacom) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) the participating banks, financial institutions or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.13 and 2.17 to the same extent as if they were Lenders (PROVIDED, that additional amounts payable to any Lender pursuant to Section 2.17 shall be determined as if such Lender had not sold any such participations) and (iv) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of each Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or of Facility Fees, increasing the amount of or extending the Commitments or releasing the guarantee contained in Section 8.1 or 8.2 (except in accordance with Section 8.2(g)), in each case to the extent the relevant participant is directly affected thereby).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the

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                                                                              52


assignee or participant or proposed assignee or participant any information relating to any Borrower furnished to such Lender by or on behalf of such Borrower; PROVIDED, that, prior to any such disclosure of information designated by such Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute a Confidentiality Agreement whereby such assignee or participant shall agree (subject to the exceptions set forth therein) to preserve the confidentiality of such confidential information. A copy of each such Confidentiality Agreement executed by an assignee shall be promptly furnished to Viacom.

                  (h) Notwithstanding the limitations set forth in paragraph (b) above, (i) any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness, in each case without the prior written consent of any Borrower or the Administrative Agent; PROVIDED, that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING BANK") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the relevant Borrower, the option to provide to such Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; PROVIDED, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section, any SPC may (i) with notice to, but without the prior written consent of, the relevant Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by such Borrower and the Administrative Agent ) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of any SPC which has been identified as such by the Granting Bank to the Administrative Agent and the relevant Borrower and which then holds any Loan pursuant to this paragraph (i).


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                                                                              53


                  (j) Neither Viacom nor any Subsidiary Borrower shall assign or delegate any of its rights or duties hereunder without the prior consent of all the Lenders; PROVIDED, Viacom may assign or delegate any of its rights or duties hereunder (excepting its rights and duties pursuant to Section 8.1) to any Subsidiary Borrower and any Subsidiary Borrower may assign or delegate any of its rights or duties hereunder to Viacom or (excepting Viacom International's rights and duties pursuant to 8.2) to any other Subsidiary Borrower, in each case without the prior consent of the Lenders unless such assignment would adversely affect the Lenders; PROVIDED, FURTHER, Viacom may and any Subsidiary Borrower may assign or delegate any of its rights and duties hereunder pursuant to a merger or consolidation permitted by Section 5.4(b) or (d) without the prior consent of the Lenders.

                  SECTION 9.5. EXPENSES; INDEMNITY. (a) Viacom agrees to pay all reasonable legal and other out-of-pocket expenses incurred by JP Morgan Securities Inc., in its capacity as a Joint Lead Arranger and in its capacity as Sole Bookrunner, and the Administrative Agent and their respective affiliates in connection with the preparation, negotiation, execution and delivery of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Agent, any Lender in connection with the enforcement or protection of the rights of the Agents, the Lenders under this Agreement or in connection with the Loans made hereunder, including, without limitation, the reasonable fees, charges and disbursements of Hughes Hubbard & Reed LLP, counsel for JP Morgan Securities Inc., in its capacity as a Joint Lead Arranger and in its capacity as Sole Bookrunner, and the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Agent or Lender.

                  (b) Viacom agrees to indemnify and hold harmless each Agent, each Lender and each of their respective directors, officers, employees, affiliates and agents (each, an "INDEMNIFIED PERSON") against, and to reimburse each Indemnified Person, upon its demand, for, any losses, claims, damages, liabilities or other expenses ("LOSSES") to which such Indemnified Person becomes subject insofar as such Losses arise out of or in any way relate to or result from (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby (and any amendment hereto or thereto), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) the use (or proposed use) of the proceeds of the Loans, including, without limitation, Losses consisting of reasonable legal, settlement or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto); PROVIDED, that the foregoing will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems (PROVIDED, that the foregoing will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person).


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                                                                              54


                  (c) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or Lender. All amounts under this Section 9.5 shall be payable on written demand therefor.

                  SECTION 9.6. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement or the Administrative Agent Fee Letter held by such Agent or Lender which shall be due and payable. The rights of each Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Agent or Lender may have.

                  SECTION 9.7. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.8. WAIVERS; AMENDMENT. (a) No failure or delay of any Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower from any such provision shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by the Borrowers and the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the prior written consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 9.8(b), or reduce the percentage specified in the definition of "Required Lenders", release the guarantee contained in Section 8.1 or 8.2 (except in accordance with Section 8.2(g)) or consent to the assignment or delegation by Viacom or any Subsidiary Borrower of any of its rights and obligations under this Agreement (except (A) by Viacom (excepting its rights and duties pursuant to Section 8.1) to any Subsidiary Borrower or (B) by any Subsidiary Borrower to Viacom or (excepting Viacom International's rights and duties pursuant to Section 8.2) to any other Subsidiary Borrower and as set forth in
Section 9.4(j)), in each case without the prior written consent of all the Lenders; or (iii) amend, modify or waive any provision of Article VII without the prior written consent of each Agent affected thereby; PROVIDED, FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder in such capacity without the prior written consent of the Administrative Agent.

                  SECTION 9.9. ENTIRE AGREEMENT. This Agreement (together with the Subsidiary Borrower Designations and the Subsidiary Borrower Requests) constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.10. WAIVER OF JURY TRIAL. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this
Section 9.10.

                  SECTION 9.11. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.3.

                  SECTION 9.13. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.14. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New

York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Subsidiary Borrower designates and directs Viacom at its offices at 1515 Broadway, New York, New York 10036, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding referred to in this
Section 9.14 in the State of New York and agrees that service upon such agent shall constitute valid and effective service upon such Subsidiary Borrower and that failure of Viacom to give any notice of such service to any Subsidiary Borrower shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its Properties in the courts of any jurisdiction.

                  (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.15. CONFIDENTIALITY. (a) Each Lender agrees to keep confidential and not to disclose (and to cause its affiliates, officers, directors, employees, agents and representatives to keep confidential and not to disclose) and, at the request of Viacom (except as provided below or if such Lender is required to retain any Confidential Information (as defined below) pursuant to customary internal or banking practices, bank regulations or applicable law), promptly to return to Viacom or destroy the Confidential Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that such Lender shall be permitted to disclose Confidential Information (i) to such of its officers, directors, employees, agents, affiliates and representatives as need to know such Confidential Information in connection with such Lender's participation in this Agreement, each of whom shall be informed by such Lender of the confidential nature of the Confidential Information and shall agree to be bound by the terms of this
Section 9.15; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any Governmental Authority or agency having jurisdiction over such Lender; PROVIDED, HOWEVER, that, except in the case of disclosure to bank regulators or examiners in accordance with customary banking practices, if legally permitted written notice of each instance in which Confidential Information is required or requested to be disclosed shall be furnished to Viacom not less than 30 days prior to the expected date of such disclosure or, if 30 days' notice is not practicable under the circumstances, as promptly as practicable under the circumstances; (iii) to the extent such Confidential Information (A) is or becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 9.15 or (C) was available to such Lender on a non-confidential basis prior to this disclosure to such Lender by a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 9.15;
(iv) as permitted by Section 9.4(g); or (v) to the extent Viacom shall have consented to such disclosure in writing. As used in this Section 9.15, "CONFIDENTIAL INFORMATION" shall mean any materials, documents or information furnished by or on behalf of any Borrower in connection with this Agreement designated by or on behalf of such Borrower as confidential.

                  (b) Each Lender (i) agrees that, except to the extent the conditions referred to in subclause (A), (B) or (C) of clause (iii) of paragraph
(a) above have been met and as provided in paragraph (c) below, (A) it will use the Confidential Information only in connection with its participation in this Agreement and (B) it will not use the Confidential Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States and (ii) understands that breach of this Section 9.15 might seriously prejudice the interest of the Borrowers and that the Borrowers are entitled to equitable relief, including an injunction, in the event of such breach.

                  (c) Notwithstanding anything to the contrary contained in this
Section 9.15, each Agent and each Lender shall be entitled to retain all Confidential Information for so long as it remains an Agent or a Lender to use solely for the purposes of servicing the credit and protecting its rights hereunder.

                  SECTION 9.16.WAIVER OF NOTICE OF TERMINATION PERIOD. By its execution of this Agreement, each Lender hereby waives any right to notice of termination, or any notice period with respect to the termination, of the Existing Credit Agreement that such Lender may have had under the Existing Credit Agreement.

                  SECTION 9.17. CONSENT TO AMENDMENT TO FIVE-YEAR CREDIT AGREEMENT. By its execution of this Agreement, each Lender hereby consents to and approves Amendment No. 1 to the Five-Year Credit Agreement, the form of which is attached hereto as Exhibit H, and hereby authorizes JPMorgan Chase Bank, in its capacity as Administrative Agent under the Five-Year Credit Agreement, to execute such Amendment No. 1 on behalf of such Lender.

[REMAINDER OF THE PAGE LEFT BLANK INTENTIONALLY; SIGNATURE PAGE TO FOLLOW.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       VIACOM INC.


                                       By: /s/ Robert G. Freedline
                                           -------------------------------------
                                           Name:  Robert G. Freedline
                                           Title: Vice President and Treasurer



                                       VIACOM INTERNATIONAL INC.


                                       By: /s/ Robert G. Freedline
                                           -------------------------------------
                                           Name:  Robert G. Freedline
                                           Title: Vice President and Treasurer



                                       JPMORGAN CHASE BANK, as Administrative
                                       Agent and as a Lender


                                       By: /s/ Thomas H. Kozlark
                                           -------------------------------------
                                           Name:  Thomas H. Kozlark
                                           Title: Vice President



                                       SALOMON SMITH BARNEY INC., as
                                       Syndication Agent


                                       By: /s/ Carolyn A. Kee
                                           -------------------------------------
                                           Name:  Carolyn A. Kee
                                           Title: Attorney-in-Fact


                                       FLEET NATIONAL BANK, as Co-Documentation
                                       Agent and as a Lender


                                       By: /s/ Laura Neenan
                                           -------------------------------------
                                           Name:  Laura Neenan
                                           Title: Vice President


                 Signature Page to 364-Day Credit Agreement

                                       BANK OF AMERICA, N.A., as Co-
                                       Documentation Agent and as a Lender


                                       By: /s/ Thomas J. Kane
                                           -------------------------------------
                                           Name:  Thomas J. Kane
                                           Title: Principal

                                       CITIBANK, N.A., as a Lender


                                       By: /s/ Elizabeth Minnella
                                           -------------------------------------
                                           Name:  Elizabeth Minnella
                                           Title: Director


                                       DEUTSCHE BANK AG, NEW YORK BRANCH, as a
                                       Lender


                                       By: /s/ William Mcginty
                                           -------------------------------------
                                           Name:  William McGinty
                                           Title: Director

                                       By: /s/ Christopher Hall
                                           -------------------------------------
                                           Name:  Christopher Hall
                                           Title: Managing Director


                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       NEW YORK BRANCH, as a Lender


                                       By: /s/ Jeffrey Millar
                                           -------------------------------------
                                           Name:  Jeffrey Millar
                                           Title: Authorized Signatory


                 Signature Page to 364-Day Credit Agreement

                                       SUMITOMO MITSUI BANKING CORPORATION, as a
                                       Lender


                                       By: /s/ Leo E. Pagarigan
                                           -------------------------------------
                                           Name:  Leo E. Pagarigan
                                           Title: Vice President


                                       THE BANK OF NOVA SCOTIA, as a Lender


                                       By: /s/ Brenda S. Insull
                                           -------------------------------------
                                           Name:  Brenda S. Insull
                                           Title: Authorized Signatory


                                       DRESDNER BANK AG, NEW YORK AND
                                       GRAND CAYMAN BRANCHES, as a Lender


                                       By: /s/ William E. Lambert
                                           -------------------------------------
                                           Name:  William E. Lambert
                                           Title: Vice President

                                       By: /s/ Michael S. Greenberg
                                           -------------------------------------
                                           Name:  Michael S. Greenberg
                                           Title: Associate

                                       BANK ONE, NA, as a Lender


                                       By: /s/ Curtis R. Worthington
                                           -------------------------------------
                                           Name:  Curtis R. Worthington
                                           Title: Associate Director


                                       MELLON BANK, N.A., as a Lender


                                       By: /s/ Raghunatha Reddy
                                           -------------------------------------
                                           Name:  Raghunatha Reddy
                                           Title: Lending Officer


                 Signature Page to 364-Day Credit Agreement

                                       THE BANK OF NEW YORK, as a Lender


                                       By: /s/ John R. Ciulla
                                           -------------------------------------
                                           Name:  John R. Ciulla
                                           Title: Vice President


                                       THE FUJI BANK, LIMITED, as a Lender


                                       By: /s/ Raymond Ventura
                                           -------------------------------------
                                           Name:  Raymond Ventura
                                           Title: Senior Vice President


                                       CREDIT SUISSE FIRST BOSTON,
                                       Cayman Islands Branch, as a Lender


                                       By: /s/ David L. Sawyer
                                           -------------------------------------
                                           Name:  David L. Sawyer
                                           Title: Director

                                       By: /s/ Ian W. Nalitt
                                           -------------------------------------
                                           Name:  Ian W. Nalitt
                                           Title: Associate


                                       THE ROYAL BANK OF SCOTLAND PLC, as a
                                       Lender


                                       By: /s/ Clark McGinn
                                           -------------------------------------
                                           Name:  Clark McGinn
                                           Title: Senior Vice President



                 Signature Page to 364-Day Credit Agreement

                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                       NEW YORK BRANCH, as a Lender


                                       By: /s/ Lucie Guernsey
                                           -------------------------------------
                                           Name:  Lucie Guernsey
                                           Title: Director

                                       By: /s/ Lisa Walker
                                           -------------------------------------
                                           Name:  Lisa Walker
                                           Title: Associate Director


                                       WACHOVIA BANK, N.A., as a Lender


                                       By: /s/ John G. Taylor
                                           -------------------------------------
                                           Name:  John G. Taylor
                                           Title: Vice President


                                       UBS AG, STAMFORD BRANCH, as a Lender


                                       By: /s/ Patricia O'Kicki
                                           -------------------------------------
                                           Name:  Patricia O'Kicki
                                           Title: Director
                                                  Banking Products Services

                                       By: /s/ Wilfred V. Saint
                                           -------------------------------------
                                           Name:  Wilfred V. Saint
                                           Title: Associate Director
                                                  Banking Products
                                                  Services, US



                 Signature Page to 364-Day Credit Agreement

                                       LLOYDS TSB BANK PLC, as a Lender


                                       By: /s/ Windsor R. Davies
                                           -------------------------------------
                                           Name:  Windsor R. Davies
                                           Title: Director, Corporate Banking,
                                                  USA
                                                  D061

                                       By: /s/ Catherine Rankin
                                           -------------------------------------
                                           Name:  Catherine Rankin
                                           Title: Assistant Vice President,
                                                  Corporate Banking, USA
                                                  B027


                                       ABN AMRO BANK N.V., as a Lender


                                       By: /s/ Frances O'R Logan
                                           -------------------------------------
                                           Name:  Frances O'R Logan
                                           Title: Senior Vice President

                                       By: /s/ Thomas Cha
                                           -------------------------------------
                                           Name:  Thomas Cha
                                           Title: Assistant Vice President


                                       MERRILL LYNCH BANK USA, as a Lender


                                       By: /s/ D. Kevin Imlay
                                           -------------------------------------
                                           Name:  D. Kevin Imlay
                                           Title: Senior Credit Officer


                                       NATIONAL AUSTRALIA BANK LIMITED, as a
                                       Lender


                                       By: /s/ Eduardo Salazar
                                           -------------------------------------
                                           Name:  Eduardo Salazar
                                           Title: Director


                 Signature Page to 364-Day Credit Agreement